EXHIBIT 99.1

Edible Garden Enters Into Warrant Exercise Transaction for $3.0 Million in Gross Proceeds

BELVIDERE, NJ, December 23, 2024 - Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, announced today that it has entered into an agreement with a single institutional investor that is an existing holder of its warrants wherein the investor agreed to exercise 8,330,000 outstanding Class B Warrants (the “Existing Warrants”) to purchase an aggregate of 8,330,000 shares of common stock for cash at the exercise price of $0.36 per share. These warrants were previously issued in a public offering which closed in September 2024.

The net proceeds of the exercise of the Existing Warrants to the Company, after deducting estimated expenses and fees, are expected to be approximately $2.8 million.

Maxim Group LLC acted as warrant inducement agent and financial advisor in connection with the transaction.

In consideration for the immediate exercise of the Existing Warrants for cash, the exercising holder will receive new Class A Warrants to purchase up to an aggregate of 8,330,000 shares of common stock and new Class B Warrants to purchase up to an aggregate of 8,330,000 shares of common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The new Class A and B Warrants will be immediately exercisable for one share of common stock at an exercise price of $0.36 per share. The new Class A Warrants will expire five years from the issuance date and the new Class B Warrants will expire eighteen months from the issuance date.

The New Warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the New Warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Edible Garden®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), locally grown, organic and sustainable produce and products backed by Zero-Waste Inspired® next generation farming. Offered at over 5,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb 2.0 patented (US Nos.: US 11,158,006 B1, US 11,410,249 B2 and US 11,830, 088 B2) software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Its proprietary patented (U.S. Patent No. D1,010,365) Self-watering display is designed to increase plant shelf life and provide an enhanced in-store plant display experience. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company offers a line of sustainable food flavoring products such as Pulp gourmet sauces and chili-based products. For more information on Edible Garden go to https://ediblegardenag.com/.

Investor Relations Contact:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict including the timing of closing the offering. The words “expect,” “may,” “seeking,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions, the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 and subsequent quarterly reports. Actual results might differ materially from those explicit or implicit in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

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